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                                                         EXHIBIT 23


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 33-44581, 33-44582 and 33-45491 of Public Service Enterprise Group Incorporated on Form S-8 and Registration Statement No. 33-49123 of Public Service Enterprise Group Incorporated on Form S-3 of our report dated February 14, 1996, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 22, 1996